     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON 23 MARCH 2001

                                                      REGISTRATION NO. 333-46930
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM F-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                                    UBS AG
                            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            SWITZERLAND                              6021                              98-0186363
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                           BAHNHOFSTRASSE 45, ZURICH,
                      SWITZERLAND, 011 41-1-234 11 11 AND
                           AESCHENVORSTADT 1, BASEL,
                        SWITZERLAND, 011 41-61-288 20 20
                        (ADDRESS AND TELEPHONE NUMBER OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                           ROBERT C. DINERSTEIN, ESQ.
                                     UBS AG
                                299 PARK AVENUE
                            NEW YORK, NEW YORK 10171
                            TELEPHONE: 212-821-3000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                         ROBERT E. BUCKHOLZ, JR., ESQ.
                            REBECCA J. SIMMONS, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NY 10004-2498
                                  212-558-4000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-46930

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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

Explanatory Note

The sole purpose of this Post-Effective Amendment No. 1 is to file Exhibit 23.7 to the Registration Statement. No changes have been made to the Registration Statement other than to Part II, Item 16 (Exhibits and Financial Statement Schedules).

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

The Registrant hereby modifies Item 16 of Part II of the Registration Statement for the purpose of adding the following exhibit:

23.7  Consent of Ernst & Young Ltd. as independent auditors of UBS AG.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                            DESCRIPTION
----------------------------------------------------------------------
  1.1     Form of Distribution Agreement(2)
  3.1     Articles of Association for UBS AG(1)
  3.2     By-laws of UBS AG(1)
  4.1     Form of Indenture, including forms of debt securities(2)
  5.1     Opinion of Sullivan & Cromwell as to the validity of the
          notes (New York law)(2)
  5.2     Opinion of Bar & Karrer as to the validity of the notes
          (Swiss law)(2)
  8.1     Opinion of Sullivan & Cromwell as to United States tax
          matters(2)
  8.2     Opinion of Ernst & Young AG as to Swiss tax matters(2)
 10.1     Agreement and Plan of Merger, dated as of July 12, 2000, by and among Paine Webber Group Inc., UBS AG and Neptune Merger
          Subsidiary, Inc.(1)
 12       Statement regarding ratio of fixed charges to earnings(2)
 21       Subsidiaries of UBS AG(1)
 23.1     Consent of Sullivan & Cromwell (included in Exhibit 5.1)
 23.2     Consent of Bar & Karrer (included in Exhibit 5.2)
 23.3     Consent of Sullivan & Cromwell (included in 8.1)
 23.4     Consent of Ernst & Young Ltd.(2)
 23.5     Consent of Ernst & Young Ltd.(2)
 23.6     Consent of Ernst & Young LLP(2)
 23.7     Consent of Ernst & Young Ltd. as independent auditors of UBS
          AG
 24.1     Power of Attorney(1)
 24.2     Substitution of Power of Attorney(2)
 25       Statement of Eligibility of Trustee(2)

------------
(1) Filed with F-1 on 29 September 2000

(2) Filed with Pre-Effective Amendment to F-1 on 9 November 2000.

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                                                                           II- 1

PART II
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Signatures

Pursuant to the requirements of the Securities Act of 1933, UBS AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on 23 March 2001.

                                          UBS AG

                                          By:     /s/ ROBERT C. DINERSTEIN
                                            ------------------------------------
                                              Name: Robert C. Dinerstein
                                              Title: Global General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.

                      NAME                                     TITLE                      DATE
-----------------------------------------------------------------------------------------------------
                       *                          President and Group Chief             23 March 2001
------------------------------------------------  Executive Officer
                  Marcel Ospel

                       *                          Chief Financial Officer               23 March 2001
------------------------------------------------
                 Luqman Arnold

                       *                          Group Controller and Member of        23 March 2001
------------------------------------------------  Board of Directors
                  Hugo Schaub

                       *                          Chairman and Member of Board of       23 March 2001
------------------------------------------------  Directors
                  Alex Krauer

                       *                          First Vice Chairman and Member        23 March 2001
------------------------------------------------  of Board of Directors
                 Alberto Togni

                       *                          Second Vice Chairman and Member       23 March 2001
------------------------------------------------  of Board of Directors
                 Markus Kundig

                       *                          Member of Board of Directors          23 March 2001
------------------------------------------------
                  Peter Bockli

                       *                          Member of Board of Directors          23 March 2001
------------------------------------------------
                 Rolf A. Meyer

                       *                          Member of Board of Directors          23 March 2001
------------------------------------------------
                Hans Peter Ming

                       *                          Member of Board of Directors          23 March 2001
------------------------------------------------
                Andreas Reinhart

                       *                          Member of Board of Directors          23 March 2001
------------------------------------------------
                 Eric Honnegger

*By:    /s/ ROBERT C. DINERSTEIN
     ------------------------------
     Robert C. Dinerstein, as
     attorney-in-fact
     under Power of Attorney

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II- 2

PART II
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Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the
Authorized Representative has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of UBS AG in the United States, in The City of New York, State of New York, on 23 March 2001.

                                          UBS AG

                                          By:     /s/ ROBERT C. DINERSTEIN
                                            ------------------------------------
                                              Name: Robert C. Dinerstein
                                              Title: Global General Counsel

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                                                                           II- 3

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Index to Exhibits

EXHIBIT
NUMBER    DESCRIPTION
------------------------------------------------------------------------------------
  1.1     Form of Distribution Agreement(2)
  3.1     Articles of Association for UBS AG(1)
  3.2     By-laws of UBS AG(1)
  4.1     Form of Indenture including forms of debt securities(2)
  5.1     Opinion of Sullivan & Cromwell as to the validity of the
          notes (New York law)(2)
  5.2     Opinion of Bar & Karrer as to the validity of the notes
          (Swiss law)(2)
  8.1     Opinion of Sullivan & Cromwell as to United States tax
          matters(2)
  8.2     Opinion of Ernst & Young Ltd. as to Swiss tax matters(2)
 10.1     Agreement and Plan of Merger, dated as of July 12, 2000, by and among Paine Webber Group Inc., UBS AG and Neptune Merger
          Subsidiary, Inc.(1)
 12       Statement regarding ratio of fixed charges to earnings(2)
 21       Subsidiaries of UBS AG(1)
 23.1     Consent of Sullivan & Cromwell (included in Exhibit 5.1)
 23.2     Consent of Bar & Karrer (included in Exhibit 5.2)
 23.3     Consent of Sullivan & Cromwell (included in Exhibit 8.1)
 23.4     Consent of Ernst & Young Ltd.(2)
 23.5     Consent of Ernst & Young Ltd.(2)
 23.6     Consent of Ernst & Young LLP(2)
 23.7     Consent of Ernst & Young Ltd. as independent auditors of UBS
          AG.
 24.1     Power of Attorney(1)
 24.2     Substitution of Power of Attorney(2)
 25       Statement of Eligibility of Trustee(2)

------------
(1) Filed with F-1 on 29 September 2000

(2) Filed with Pre-Effective Amendment to F-1 on 9 November 2000

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